EXHIBIT 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO:   Cyberlux Corporation

      As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 6, 2004 relating to the financial statements of Cyberlux Corporation and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

                                        Russell Bedford Stefanou Mirchandani LLP

New York, New York
October 13, 2004